Exhibit 4.5


                                     [Form of Capital Securities Certificate]

         THE CAPITAL SECURITIES EVIDENCED HEREBY, ANY CONVERTIBLE SUBORDINATED DEFERRABLE INTEREST DEBENTURES ISSUABLE HEREWITH AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN WHOLE OR IN PART (BUT IF IN PART, IN AMOUNTS NOT LESS THAN $10,000,000 IN PRINCIPAL AMOUNT) AND ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

Certificate Number                              Aggregate Liquidation Amount

     P-___                                              $300,000,000


                    Certificate Evidencing Capital Securities

                                       of

                                 HSB Capital II

                         Convertible Capital Securities
                (liquidation amount $1,000 per Capital Security)


     HSB Capital II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [Name of Holder] (the "Holder") is the registered owner of Three Hundred Thousand (300,000) capital securities (aggregate Liquidation Amount Three Hundred Million dollars ($300,000,000)) of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the Convertible Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement of the Issuer Trust, dated as of December 31, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Delaware corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of December 31, 1997 (the "Guarantee Agreement"), entered into by HSB Group, Inc. and The First National Bank of Chicago, as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 31st day of December, 1997.

                                       HSB CAPITAL II


                                       By:
                                       Name:
                                       Administrative Trustee






         TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities referred to in the within-mentioned Trust Agreement


         THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee


         By:
               Name:
               Title:

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

     -------------------------------------------------------------

    (Insert assignee's social security or tax identification number)

    --------------------------------------------------------------

                (Insert address and zip code of assignee)


and irrevocably appoints
--------------------------------------------------------------------------

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:________________________________________________________
(Sign exactly as your name appears on the other side of this Capital
 Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.